UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2005
PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
2005 Stock Incentive Plan
     On September 27, 2005, the Board of Directors (the “Board”) of PAREXEL International Corporation (the “Company” or “PAREXEL”) adopted, subject to stockholder approval, the 2005 Stock Incentive Plan (the “2005 Plan”). On December 15, 2005, the stockholders of PAREXEL approved the adoption of the 2005 Plan. Under the 2005 Plan, the Company may issue up to 1,000,000 shares of its common stock, $.01 par value per share (“Common Stock”), (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2005 Plan. The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted awards under the 2005 Plan. The maximum number of shares of Common Stock with respect to which awards may be granted to any participant under the 2005 Plan in any fiscal year is 1,000,000. The Board will establish the terms and conditions, including price, of awards under the 2005 Plan at the time of grant, however, pursuant to the 2005 Plan, an option cannot have an exercise price that is less than 100% of fair market value or a term that is longer than ten years. The 2005 Plan is administered by the Board, which has authorized the Compensation Committee of the Board to administer certain aspects of the 2005 Plan. No award may be made under the 2005 Plan after September 27, 2015. The Board may at any time amend, suspend or terminate the 2005 Plan, subject to stockholder approval under any applicable legal, regulatory or listing requirement.
Board Compensation
     On December 16, 2005, the Board approved a new compensation program for non-employee members of the Board. Under this new program, the Company will pay cash compensation to its non-employee directors as follows:
(i)	an annual lump sum payment of $40,000, plus $7,500 for each committee of the Board on which he or she serves as Chairman, payable in July of each year for service as a director during the immediately preceding fiscal year ended June 30, pro-rated according to the length of any such service for such fiscal year if less than a full year;
(ii)	$1,500 per day for each meeting of the Board attended in person;
(iii)	$750 per day for each meeting of the Board attended by telephone conference call;
(iv)	$1,500 per day for each meeting of a committee of the Board on which he or she serves attended in person and not held on the same day as, or the day before or after, a meeting of the Board; and
(v)	$750 per day for each meeting of a committee of the Board on which he or she serves either attended by telephone or held the day before or after a meeting of the Board.
The Company will also reimburse non-employee directors for all reasonable expenses incurred in connection with attendance at each meeting of the Board or any of its committees. In addition to cash compensation, the Board may, at its discretion, grant non-employee directors stock option and/or restricted stock awards.
     On December 16, 2005, PAREXEL awarded 25,000 restricted shares (“Restricted Stock”) of Common Stock, to each of A. Dana Callow, Jr., A. Joseph Eagle, Patrick J. Fortune, Richard L. Love,

Serge Okun and William U. Parfet, the non-employee members of the Board. PAREXEL awarded this Restricted Stock pursuant to the 2005 Plan.
     Each award of Restricted Stock to the non-employee directors is evidenced by a restricted stock agreement. Under the agreements, the restrictions on these awards lapse, and the Restricted Stock vests, in one or more installments at such time as the closing price of a share of Common Stock on the Nasdaq National Market meets or exceeds specified targets for five consecutive trading days within specified time frames. Any portion of any such awards that has not vested by December 31, 2008 will automatically be forfeited to PAREXEL. Any unvested portion of an award will automatically be forfeited to PAREXEL in the event the director ceases to serve on the Board of Directors of PAREXEL.
Restricted Stock Grants to Executive Officers
     On December 16, 2005, PAREXEL awarded the following number of restricted shares of Common Stock to each of the following executive officers of PAREXEL: Josef H. von Rickenbach, 73,000; James F. Winschel, Jr., 48,000; Michael E. Woehler, 42,000; Mark A. Goldberg, 45,000; Kurt A. Brykman, 39,000; Susan H. Alexander, 35,000; and Ulf Schneider, 35,000. PAREXEL awarded this Restricted Stock pursuant to the 2005 Plan.
     Each award of Restricted Stock to the executive officers is evidenced by a restricted stock agreement. The participant must be employed by PAREXEL on December 31, 2008 for the restrictions on these awards to lapse, and the Restricted Stock to vest. The number of shares that will vest on December 31, 2008 will be determined based on whether during the period between the date of grant and December 31, 2008 the closing price of a share of Common Stock on the Nasdaq National Market meets or exceeds specified targets for five consecutive trading days within specified time frames. Any portion of any such awards that has not vested by December 31, 2008 will automatically be forfeited to PAREXEL. An award will automatically be forfeited to PAREXEL in the event the participant ceases to be employed by PAREXEL prior to December 31, 2008.
Change of Control/Severance Agreements
     (a)     On December 16, 2005, PAREXEL entered into a Change of Control/Severance Agreement with Michael E. Woehler, Executive Vice President. Under the terms of the agreement, if Mr. Woehler’s employment is terminated without “cause” (as defined in the agreement) prior to July 1, 2008 (the “Expiration Date”), he would be entitled to receive a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the target bonus that would have been payable to him during the year in which termination occurs; provided, however, that if termination occurs on or after July 1, 2007, the salary portion of such lump sum payment will equal the amount of base salary he would have earned between the date of termination and the Expiration Date. If (a) the Company terminates Mr. Woehler’s employment without cause during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement) and prior to the Expiration Date, or (b) Mr. Woehler terminates his employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control of the Company and prior to the Expiration Date, Mr. Woehler would be entitled to receive
(i)	a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that would have been payable to him during the 12-month period following termination;
(ii)	accelerated vesting of all stock options; and
(iii)	continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination for a specified period of time;

provided, however, that if termination occurs on or after July 1, 2007, the lump sum payment payable to Mr. Woehler pursuant to clause (i) will be changed to equal the amount of base salary he would have earned between the date of termination and the Expiration Date plus the pro rata share of the target bonus that would have been payable to him during the year in which termination occurs.
     The agreement further provides that the benefits will be supplemented by an additional payment to “gross up” Mr. Woehler for any excise tax under the “golden parachute” tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”).
     (b)     On December 16, 2005, PAREXEL entered into a Change of Control/Severance Agreement with Mark A. Goldberg, President of Clinical Research Services and Perceptive Informatics, Inc. Under the terms of the agreement, if Mr. Goldberg’s employment is terminated without “cause” (as defined in the agreement), he would be entitled to receive a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the target bonus that would have been payable to him during the year in which termination occurs. If (a) the Company terminates Mr. Goldberg’s employment without cause during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), or (b) Mr. Goldberg terminates his employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control of the Company, Mr. Goldberg would be entitled to receive
(i)	a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that would have been payable to him during the 12-month period following termination;
(ii)	accelerated vesting of all stock options; and
(iii)	continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination for a specified period of time.
     The agreement further provides that the benefits will be supplemented by an additional payment to “gross up” Mr. Goldberg for any excise tax under the “golden parachute” tax provisions of the Code.
Item 3.02 Unregistered Sales of Equity Securities
     The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K regarding grants of Restricted Stock to the Company’s officers and directors is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K. The shares of Restricted Stock were issued as consideration for services rendered by the recipients. The Company did not receive any cash consideration for any of the shares. The aggregate fair market value of the shares on the date of grant was $9,508,120.00, based on the closing price of a share of Common Stock on the Nasdaq National Market on December 15, 2005.
     These shares were issued by the Company in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) promulgated thereunder, as transactions by an issuer not involving any public offering. The sale of these securities occurred without general solicitation or advertising.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005	PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and Chief Financial Officer